Exhibit 99.1

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PROXY CARD

LAKESHORE ACQUISITION II CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON
[_], 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the accompanying notice and proxy statement/prospectus, dated [_], 2024, in connection with the extraordinary general meeting to be held at 667 Madison Avenue, New York, NY 10065 on [  ], 2024 at 10 a.m. Eastern Time, and virtually by means of a teleconference by visiting https://www.cstproxy.com/lakeshoreacquisition/[_].

The undersigned hereby appoints Bill Chen, the attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of Lakeshore Acquisition II Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any postponement or adjournment thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 , 7 AND 8.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REINCORPORATION MERGER PROPOSAL, THE CHARTER PROPOSALS, THE ACQUISITION MERGER PROPOSAL, THE NASDAQ PROPOSAL, THE DIRECTOR ELECTION PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials: The notice of meeting and the accompany proxy statement/prospectus are available at [●]. For banks and brokers, the notice of meeting and the accompany proxy statement/prospectus are available at [●].

PRELIMINARY COPY — NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE

	FOR	AGAINST	ABSTAIN
Proposal 1 — Reincorporation Merger Proposal	☐	☐	☐

To approve by the following resolution the merger of the Company with and into LBBB Merger Corp., its wholly owned Delaware subsidiary (“PubCo”), with PubCo surviving the merger. The merger will change the Company’s place of incorporation from Cayman Islands to Delaware.

“RESOLVED, as a special resolution, that:

(a) Lakeshore Acquisition II Corp. (the “Company”) be authorized to merge with and into LBBB Merger Corp., a Delaware corporation (the “Surviving Company”), so that Surviving Company be the surviving company and all the undertaking, property and liabilities of the Company vest in the Surviving Company by virtue of such merger pursuant to the Companies Law (2021 Revision) of the Cayman Islands;

(b) the Plan of Merger in the form annexed to the proxy statement/prospectus in respect of the meeting (the “Plan of Merger”) be authorized, approved and confirmed in all respects;

(c) the Company be authorized to enter into the Plan of Merger;

(d) the Plan of Merger be executed by any one Director on behalf of the Company and any Director be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and

(e) all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any Director or officer of the Company in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.”

Proposal 2 — Charter Proposals

To consider and vote upon by the following material differences between the current amended and restated memorandum and articles of association of the Company and the proposed new amended and restated certificate of incorporation (the “Certificate of Incorporation”) of PubCo that will be in effect upon the closing of the Business Combination:

Proposal 2A	☐	☐	☐

To change the name of the Company to “Nature’s Miracle Holding Inc.”

Proposal 2B	☐	☐	☐

To require an affirmative vote of a majority in voting power of the stock entitled to vote thereon, to amend, alter, change or repeal any provision of PubCo’s proposed charter, or to adopt any new provision of PubCo’s proposed charter; provided, however, that the affirmative vote of the holders of at least 66% in voting power of the stock entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt provisions relating to management, director’s personal liability, indemnification, stockholders meetings modality, call of stockholders meetings, amending bylaws, forum selection and personal jurisdiction.

Proposal 2C	☐	☐	☐

To provide that the bylaws of PubCo may be adopted, amended, and repealed by either the affirmative vote of a majority of the board of PubCo without any action on the part of the stockholders or the affirmative vote of the holders of at least 66% in voting power of the stock entitled to vote thereon.

Proposal 2D	☐	☐	☐

To provide that PubCo’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

Proposal 2E	☐	☐	☐

To provide that directors shall be elected by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of preferred stock, who shall be elected pursuant to the terms of such preferred stock); and that newly created directorships (including those created by the board) or any vacancy on the board of directors shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, or by a sole remaining director.

Proposal 2F	☐	☐	☐

To provide that (any director or the entire board of PubCo may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66% in voting power of the stock entitled to vote thereon.

Proposal 2G	☐	☐	☐

To provide that special meetings of the stockholders of PubCo may be called only by the majority of the whole board of PubCo, the Chairman of the board, or the chief executive officer of PubCo. We believe this achieves a reasonable balance between enhancing stockholder rights and adequately protecting the long-term interests of PubCo and its stockholders.

Proposal 2H	☐	☐	☐

To provide that that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Proposal 2I	☐	☐	☐

To provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, federal district court for the District of Delaware, shall be the sole and exclusive forum for certain actions and claims.

Proposal 2J	☐	☐	☐
To eliminate certain provisions related to the Company’s status as a blank check company.

Proposal 3 — NTA Requirement Amendment Proposal	☐	☐	☐

To approve by the following resolution a proposal to amend and restate the Company’s amended and restated memorandum and articles of association to expand the methods that the Company may employ to not become subject to the SEC’s “penny stock” rules by removing the net tangible asset requirement therein and by deleting the amended and restated memorandum and articles of association in its entirety and substituting it with the new amended and restated memorandum and articles of association of the Company.

“RESOLVED, as an ordinary resolution, that the amendment and restatement of the Company’s amended and restated memorandum and articles of association to expand the methods that the Company may employ to not become subject to the SEC’s “penny stock” rules by removing the net tangible asset requirement therein and by deleting the amended and restated memorandum and articles of association in its entirety and substituting it with the new amended and restated memorandum and articles of association of the Company, be confirmed, adopted, approved and ratified in all respects.”

Proposal 4 —Merger Proposal	☐	☐	☐

To approve by the following resolution the merger of LBBB Merger Sub Inc., a wholly-owned subsidiary of PubCo, with and into Nature’s Miracle, Inc., a Delaware corporation, with Nature’s Miracle, Inc. surviving the merger as a wholly-owned subsidiary of PubCo.

“RESOLVED, as an ordinary resolution, that the merger of LBBB Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Nature’s Miracle, Inc., a Delaware corporation, be confirmed, adopted, approved and ratified in all respects.”

Proposal 5 — Nasdaq Proposal	☐	☐	☐

To approve by the following resolution for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding LBBB Ordinary Shares and the resulting change in control in connection with the Merger.

“RESOLVED, as an ordinary resolution, that for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding ordinary shares of the Company and the resulting change in control in connection with the Merger, be confirmed, adopted, approved and ratified in all respects.”

Proposal 6 — Directors Election Proposal	☐	☐	☐

To approve by the following resolution to elect five directors to serve staggered terms on the Company’s Board of Directors, effective as of the closing of the Business Combination and until their respective successors are duly elected and qualified.

“RESOLVED, as an ordinary resolution, that Charles Jourdan Hausman be appointed as a Class I director serving until PubCo’s 2024 annual meeting of stockholders; Zhiyi (Jonathan) Zhang and H. David Sherman be appointed as Class II directors serving until PubCo’s 2025 annual meeting of stockholders; and Tie (James) Li and Jon M. Montgomery be appointed as Class III directors serving until PubCo’s 2026 annual meeting of stockholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement.”

Proposal 7 — Incentive Plan Proposal	☐	☐	☐

To approve by the following resolution PubCo’s 2023 Incentive Plan.

“RESOLVED, as an ordinary resolution, the 2023 Incentive Plan attached to the proxy statement/ prospectus as Annex C be confirmed, adopted, approved and ratified in all respects.”

Proposal 8 — Adjournment Proposal	☐	☐	☐

To approve by the following resolution to adjourn the Extraordinary General Meeting under certain circumstances, as more fully described in the accompanying proxy statement/prospectus.

“RESOLVED, as an ordinary resolution, that in the event the chairman of the Extraordinary General Meeting determines that more time is necessary for Lakeshore to consummate the Business Combination and the other transactions contemplated by the Merger Agreement, the adjournment of the Extraordinary General Meeting to a date and time to be confirmed by the chairman of the Extraordinary General Meeting be confirmed, adopted, approved and ratified in all respects.”

Dated: _______________________, 2024

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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